EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 our reports dated March 14, 2005, relating to the financial statements of Buckeye Partners, L.P. and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Buckeye Partners, L.P. for the year ended December 31, 2004.

DELOITTE & TOUCHE, LLP

Philadelphia, Pennsylvania

August 9, 2005